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                                                                   Exhibit 15.1

October 7, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


         Re:      The Goldman Sachs Group, Inc.
                  Registration Statement on Form S-8 (No. 333-80839)

Commissioners:

We are aware that our report dated October 5, 1999 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and Subsidiaries (the "Company") as of August 27, 1999, and the condensed consolidated statements of earnings for the three and nine months ended August 27, 1999 and August 28, 1998, the condensed consolidated statements of cash flows for the nine months ended August 27, 1999 and August 28, 1998 and the condensed consolidated statement of changes in stockholders' equity and partners' capital for the nine months ended August 27, 1999 and included in the Company's Quarterly Report on Form 10-Q is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, that report should not be considered a part of this Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,



/s/ PricewaterhouseCoopers LLP